The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED ________________, 200_
Prospectus supplement dated ________,_____ (to prospectus dated
_____________,____)

                                  $____________

                               [_________________]
                               SELLER AND SERVICER

                           CREDIT SUISSE FIRST BOSTON
                            MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

           MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 200_-___
                                     ISSUER


THE TRUST

The trust will hold a pool of one- to four-family residential first mortgage loans.

OFFERED CERTIFICATES

The trust will issue these classes of certificates that are offered under this prospectus supplement:

     o  [_] classes of Class A Certificates

    [o  [_] classes of Class R Certificates]

     o  [_] classes of Class M Certificates

CREDIT ENHANCEMENT

Credit   enhancement  for  all  of  these   certificates  will  be  provided  by
subordinated certificates.


--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[_] IN THIS PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Credit Suisse First Boston Corporation will offer the Class A Certificates, Class M certificates [and Class R Certificates], subject to availability.

                              [NAME OF UNDERWRITER]

                                   UNDERWRITER

[_________], 200_                                       Version A

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                          SUPPLEMENT AND THE PROSPECTUS

     You should rely on the information contained in this document or to which we have referred you to in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     We  include   cross-references  in  this  prospectus   supplement  and  the
accompanying prospectus to captions in these materials where you can find further related discussions.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page 126 in the prospectus.

                                TABLE OF CONTENTS

                                  [INSERT HERE]

                                     SUMMARY

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

--------------------------------------------------------------------------------

Title of series...........[_________________________ Mortgage-Backed
                          Pass-Through Certificates, Series 200_-___].

Depositor.................Credit Suisse First Boston Mortgage Securities Corp.

Seller and servicer.......[_________________________].

Trustee...................[_________________________].

Mortgag pool..............[_____] [fixed]  [adjustable] rate mortgage loans with an aggregate principal balance of approximately $[________] as of the cut-off date, secured by first liens on one- to four-family residential properties.

Cut-off date..............[__________ 1, 200_].

Closing date..............On or about [_________, 200_].

Distribution date.........Beginning on [__________,  200_], and thereafter on the [ ] day of each month, or if the [ ] day is not a business day, on the next business day.

Scheduled final
 distribution date........[__________, 20__]. The actual
                          final   distribution   date  could  be   substantially
                          earlier.

Form of offered
 certificates............ Book-entry: Class A Certificates and Class M
                          Certificates.
                          Physical: Class R Certificates.
                          SEE   "DESCRIPTION  OF  THE   CERTIFICATES--BOOK-ENTRY
                          REGISTRATION" IN THIS PROSPECTUS SUPPLEMENT.

Minimum denominations.....[Class A Certificates and Class M Certificates]:
                          $25,000. Class R-1 and Class R-2 Certificates: [    ]%
                          percentage interests.

--------------------------------------------------------------------------------
                              OFFERED CERTIFICATES
--------------------------------------------------------------------------------

                                   INITIAL
                     INITIAL       PASS-            INITIAL
                     PRINCIPAL     THROUGH          RATING
     CLASS           BALANCE       RATE             (____/____)    DESIGNATION
--------------------------------------------------------------------------------

CLASS A CERTIFICATES:
--------------------------------------------------------------------------------
                     $                %             Aaa/AAA        Senior
--------------------------------------------------------------------------------
                     $                %             Aaa/AAA        Senior
--------------------------------------------------------------------------------
Total Class A
Offered
Certificates:       $
--------------------------------------------------------------------------------

[CLASS R CERTIFICATES:
--------------------------------------------------------------------------------
      R-1           $                 %             NA/AAA     Senior/Residual
--------------------------------------------------------------------------------
      R-2           $                 %             NA/AAA     Senior/Residual
--------------------------------------------------------------------------------
Total Class R
Certificates:       $   ]
--------------------------------------------------------------------------------

CLASS M CERTIFICATES:
--------------------------------------------------------------------------------
                    $                 %            NA/AA        Mezzanine
--------------------------------------------------------------------------------
Total Class M
Certificates:       $
--------------------------------------------------------------------------------
Total offered
certificates:       $
--------------------------------------------------------------------------------

THE TRUST

The depositor will establish a trust for the Series 200_-___ Mortgage-Backed Pass-Through Certificates, under a pooling and servicing agreement, dated as of [_______] 1, 200_, among the depositor, the seller and servicer and [______________], as trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus into the trust.

Each certificate will represent a partial ownership interest in the trust. Distributions on the certificates will be made from payments received on the mortgage loans as described in this prospectus.

THE MORTGAGE POOL

The mortgage pool will consist of approximately [____] [fixed] [adjustable] rate, fully amortizing mortgage loans secured by first liens on one-to four-family residential properties having an aggregate principal balance of approximately $_______ as of __________ 1, 200_ .]

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE POOL SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

o    collections  of  monthly   payments  on  the  mortgage   loans,   including
     prepayments and other unscheduled collections PLUS

o    advances for delinquent payments MINUS

o the fees and expenses of the subservicers and the servicer, including reimbursement for advances.

SEE "DESCRIPTION OF THE CERTIFICATES--GLOSSARY OF TERMS--AVAILABLE DISTRIBUTION AMOUNT" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY OF DISTRIBUTIONS. Distributions on the offered certificates will be made from available amounts as follows:

o Distribution of interest to the interest-bearing [Class A Certificates and Class R Certificates]

o Distribution of principal to the remaining [Class A Certificates and Class R Certificates] entitled to principal

o    Payment to servicer for various unreimbursed advances

Distribution to the Class M Certificates in the following order:

o    Interest to the Class M Certificates

o    Principal to the Class M Certificates

INTEREST DISTRIBUTIONS. The amount of interest owed to each class of interest bearing certificates on each distribution date will equal:

o the pass-through rates set forth on page S-[_] for that class of certificates MULTIPLIED BY

o the principal balance of that class of certificates as of the day immediately prior to the related distribution date MULTIPLIED BY
/
o    1/12th MINUS

o    the share of some types of interest shortfalls allocated to that class.

SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans to cover interest owed on the certificates. As a result, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions in the following month in the same priority as their distribution of current interest. However, there will be no extra interest paid to make up for the delay.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. It is possible that on any distribution date, there will be insufficient payments from the mortgage loans to make principal distributions on the certificates. As a result, some certificates may not receive the full amount of principal distributions to which they are entitled.

Until the distribution date in [__________] 200_, all prepayments on the mortgage loans will be distributed to the [Class A Certificates and Class R Certificates], unless the principal balances of those certificates have been reduced to zero.

In addition, unscheduled collections of principal relating to the Class M Certificates and Class B Certificates will be paid to the most senior classes of the Class M Certificates and Class B certificates as described in this prospectus supplement.

SEE "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS" AND "--PRIORITY OF DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES. Most losses on the mortgage loans will be allocated in full to the first class listed below with a principal balance greater than zero:

o     Class B Certificates
o     Class M Certificates

When this occurs, the principal balance of the class to which the loss is allocated is reduced without a corresponding payment of principal.

If none of the Class M Certificates or Class B Certificates are outstanding, losses on the mortgage loans will be allocated proportionately among the senior certificates.

SEE "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY OF DISTRIBUTIONS

All or a disproportionately large portion of principal prepayments and other unscheduled payments of principal will be allocated to the senior certificates. This provides additional credit enhancement for the senior certificates by preserving the principal balances of the Class M certificates and Class B certificates for absorption of losses.

YIELD CONSIDERATIONS

The yield to maturity of each class of certificates will depend on, among other things:

o    the price at which the certificates are purchased;

o    the applicable pass-through rate; and

o    the rate of prepayments on the related mortgage loans.

FOR A  DISCUSSION  OF SPECIAL  YIELD  CONSIDERATIONS  APPLICABLE  TO THE OFFERED
CERTIFICATES,   SEE  "RISK   FACTORS"   AND   "SPECIAL   YIELD  AND   PREPAYMENT
CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

For any month, if the servicer does not receive the full scheduled payment on a mortgage loan, the servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

SEE "DESCRIPTION OF THE CERTIFICATES--ADVANCES" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL TERMINATION

On any distribution date on which the principal balances of the mortgage loans is less than 10% of their principal balances as of the cut-off date, the servicer will have the option to purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates.

Early retirement of the certificates may cause the holders of one or more classes of certificates to receive less than their outstanding principal balance plus the accrued interest.

SEE "THE POOLING AND SERVICING AGREEMENT--TERMINATION; RETIREMENT OF CERTIFICATES" IN THE PROSPECTUS.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust as [two] real estate mortgage investment conduits. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the trust and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include as income all interest and original issue discount, if any, on the certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each of the Class R Certificates will be the sole residual interest in one of the two real estate mortgage investment conduits.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

The [Class A Certificates] may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Sales of the Class M Certificates to these plans or individual retirement accounts may be prohibited. Sales of the Class R Certificates to these plans and retirement accounts are prohibited. Persons investing assets of those plans or accounts should consult with their counsel before purchasing the notes.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

LEGAL INVESTMENT

When issued, the [Class A Certificates and Class R Certificates] will, and the [Class M

Certificates] will not, be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT FOR IMPORTANT INFORMATION CONCERNING POSSIBLE RESTRICTIONS ON OWNERSHIP OF THE OFFERED CERTIFICATES BY REGULATED INSTITUTIONS.

RATINGS

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-[__] of this prospectus supplement. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

THE UNDERWRITING STANDARDS FOR THE MORTGAGE LOANS CREATE GREATER RISKS TO YOU. [____]% of the mortgage loans included in the mortgage loan pool were underwritten using standards that are standards less stringent than the underwriting standards applied for the by other mortgage loan purchase programs, such as mortgage Fannie Mae or Freddie Mac. Applying less stringent underwriting standards creates additional risks that greater losses on the mortgage loans will be allocated to certificateholders.

          Examples include:

          o mortgage loans with original principal balances of greater than $1,000,000;

          o    mortgage loans secured by non-owner occupied properties;

          o mortgage loans made to borrowers who have high debt-to-income ratios (i.e., a large portion of the borrower's income is used to make payments on other debt); and

          o mortgage loans made to borrowers whose income was not required to be disclosed or verified.

          SEE "DESCRIPTION OF THE MORTGAGE POOL--UNDERWRITING STANDARDS" AND "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS" IN THE PROSPECTUS.

THE RETURN ON YOUR CERTIFICATES MAY BE PARTICULARLY SENSITIVE TO CHANGES IN REAL ESTATE MARKETS IN SPECIFIC AREAS. One risk of investing in mortgage-backed securities is created by any concentration of the related properties in one or more geographic regions. Approximately [ ]% of the cut-off date principal balance of the mortgage loans are located in the State of [___________]. [No more than [____]% of the cut-off date principal balance of the mortgage loans are located in any one zip code in the State of [____________ ].] If the regional economy or housing market in the state of [___________] weakens, or in any other region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including a downturn in various industries or other businesses concentrated in the region, natural disasters such as earthquakes, hurricanes and floods, and civil disturbances including riots. The depositor cannot predict whether, or to what extent or for how long, these events may occur.

          SEE "DESCRIPTION OF THE MORTGAGE POOL--GENERAL" IN THIS PROSPECTUS SUPPLEMENT.



THE RETURN ON YOUR CERTIFICATES WILL BE REDUCED IF LOSSES EXCEED THE CREDIT ENHANCEMENT AVAILABLE TO YOUR CERTIFICATES. The only credit enhancement for the senior certificates will be the subordination provided by the Class M Certificates and Class B Certificates. The only credit enhancement for the Class M Certificates will be the subordination provided by the Class B losses Certificates. If the aggregate principal balance of the e Class B certificates is reduced to zero, losses will be allocated to the Class M certificates until the principal balance of the Class M Certificates has been reduced to zero.

          SEE   "SUMMARY--CREDIT    ENHANCEMENT"   AND   "DESCRIPTION   OF   THE
          CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.


LIMITED OBLIGATIONS

PAYMENTS ON THE MORTGAGE LOANS ARE THE ONLY SOURCE OF PAYMENTS ON YOUR CERTIFICATES. The certificates represent interests only in the trust. The certificates do not represent an interest in or obligation of the depositor, the servicer, the seller or any of their affiliates. None of the depositor, the servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the certificates. If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the servicer, the seller or any other entity, and will incur the losses.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR CERTIFICATES TO MATURITY IF THEIR MARKETABILITY IS LIMITED. A secondary market for the offered certificates may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriter nor any other person will have any obligation to make a secondary market in your certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

Any class of offered certificates may experience illiquidity, although typically illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.


SPECIAL YIELD AND PREPAYMENT  CONSIDERATIONS

THE YIELD TO  MATURITY  ON YOUR  CERTIFICATES  WILL  DEPEND ON VARIOUS  FACTORS,
INCLUDING THE RATE OF PREPAYMENTS. The yield to maturity on each class of offered certificates will depend on a variety of factors, including:

     o    the rate and  timing of  Principal  payments  on the  mortgage  loans,
          including  prepayments,   defaults  and  factors,   liquidations,  and
          repurchases due to breaches of representations or warranties;

     o    interest shortfalls due to mortgagor prepayments; and

     o    the purchase price of that class.

     The rate of prepayments is one of the most important and least predictable of these factors.

     In  general,  if you  purchase a  certificate  at a price  higher  than its outstanding principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. On the other hand, if you purchase a certificate at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS AND OTHER FACTORS. Because mortgagors can typically prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificates are highly uncertain. Typically, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are typically more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

[____]% of the mortgage loans provide for a prepayment penalty if the mortgagor prepays the mortgage loan. Prepayment penalties may reduce the rate of prepayment on the mortgage loans until the end of the period during which a prepayment penalty applies.

SEE "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

THE YIELD ON YOUR CERTIFICATES WILL BE AFFECTED BY THE SPECIFIC CHARACTERISTICS THAT APPLY TO THAT CLASS, DISCUSSED BELOW. The offered certificates of each class have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of some yield considerations and prepayment sensitivities of each class.

SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

CLASS A CERTIFICATES. The Class A Certificates are subject to various priorities for payment of principal. Distributions of principal on the Class A Certificates with an earlier priority of payment will be affected by the rates and timing of prepayment of the mortgage loans early in the life of the mortgage pool.

CLASS M CERTIFICATES. Losses on the mortgage loans will be allocated among the certificates in the manner described in this prospectus supplement. The yield to investors in the Class M Certificates will be sensitive to the rate and timing of losses on the mortgage loans, if those losses are not covered by the Class B Certificates.

SEE "SUMMARY--CREDIT  ENHANCEMENT--ALLOCATION OF LOSSES" AND "DESCRIPTION OF THE
CERTIFICATES--ALLOCATION   OF   LOSSES;   SUBORDINATION"   IN  THIS   PROSPECTUS
SUPPLEMENT.

It is not expected that the Class M Certificates will receive any distributions of principal prepayments until the distribution date in [__________] 200_. After that date, a large portion of principal prepayments on the mortgage loans may be allocated to the senior certificates, and none or a relatively small portion of principal prepayments may be paid to the holders of the Class M Certificates and Class B Certificates. [As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.]


RISK OF CERTAIN SHORTFALLS

RECEIVERSHIP BY THE FDIC OF THE SERVICER COULD CREATE GREATER RISKS TO YOU. If seller's transfer of the mortgage loans to the depositor is deemed to constitute the creation of a security interest in the mortgage loans and to the servicer extent the security interest was validly perfected [before the seller's insolvency and was not taken in contemplation of insolvency of the seller, or with the intent to hinder, delay or defraud the seller or the creditors of the seller], the Federal Deposit Insurance Act or FDIA, as amended by FIRREA, provides that the security interest should not be subject to avoidance by the FDIC. If the FDIC cannot avoid a legally enforceable and perfected security interest, it may repudiate the security interest. If the FDIC repudiates an unavoidable security interest, it could be liable for statutory damages. These damages are typically limited to actual compensatory damages.

In addition, the FDIC, would also have the power to repudiate contracts, including the seller's obligations under the pooling and servicing agreement to repurchase mortgage loans which do not conform to the seller's representations and warranties. The non-conforming mortgage loans could suffer losses which could result in losses on the certificates.

In addition, in the case of an event of default relating to the receivership, conservatorship or insolvency of the servicer, the receiver or conservator may terminate the servicer and replace it with a successor servicer. Any interference with the termination of the servicer or appointment of a successor servicer could result in a delay in payments to the certificateholders.

THE LACK OF PHYSICAL CERTIFICATES MAY CAUSE DELAYS IN PAYMENT AND CAUSE DIFFICULTY IN PLEDGING OR SELLING OFFERED CERTIFICATES. The Class A Certificates and Class M Certificates will physical not be issued in physical form. As a result, certificateholders will be able to transfer certificates only through DTC and its participants or indirect participants. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trustee will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

SEE "DESCRIPTION OF THE CERTIFICATES--REGISTRATION OF THE OFFERED CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

                                  INTRODUCTION

     Credit Suisse First Boston Mortgage Securities Corp. will establish a trust for [____________________] Mortgage-Backed Pass-Through Certificates, Series 200_-____ on the closing date, under a pooling and servicing agreement among the depositor, [_________________], as servicer and [_____________________], as trustee, dated as of [_______ 1, 200_]. On the closing date, the depositor will deposit into the trust a pool of mortgage loans secured by one- to four-family residential properties with terms to maturity of not more than [__] years.

     Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The mortgage pool will consist of approximately [____] mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on or before the cut-off date, of approximately $[________]. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties with terms to maturity of not more than [__] years. The mortgage pool will consist of conventional, [fixed] [adjustable] rate, [fully-amortizing], [level monthly payment] mortgage loans. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.

     The mortgage loans will be purchased by the depositor from the seller. [___]% of the mortgage loans were either originated or purchased by the seller in the normal course of its business. [[___]%, [___]% and [___]% of the mortgage loans were originated by or purchased by ____________________, _____________________ and ________________________], respectively.

     [___]%, [___]%, [___]% and [___]% of the mortgage loans are secured by mortgaged properties in the states of [_________], [_________], [__________] and
[________], respectively. Less than [___]% of the mortgage loans are secured by mortgaged properties in any other single state. No more than [___]% of the mortgage loans are secured by mortgaged properties in any single zip code.

     Except for approximately [___]% of the mortgage loans, each mortgage loan at the time of origination was represented by the related mortgagor to be owner-occupied.

     The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty[, except for [___]% of the mortgage loans, which provide for payment of a prepayment penalty. This prepayment penalty may discourage mortgagors from prepaying their mortgage loans. The prepayment penalty is calculated as a percentage of the original loan amount and declines each year. The prepayment penalty is only charged for mortgage loans paid in full. The prepayment penalty only applies during the first three years of the mortgage loan term].

     As of the cut-off date, not more than [__]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest.

     As of the cut-off date, not more than [__]% of the mortgage loans provide for deferred interest or negative amortization.

MORTGAGE LOAN POOL CHARACTERISTICS. The mortgage loans will have the following characteristics:

     o The mortgage loans consist of [____] fixed rate mortgage loans and [____] adjustable rate mortgage loans.

     o The mortgage loans have an aggregate principal balance as of the cut-off date of $[__________].

     o The mortgage loans had individual principal balances as of the cut-off date of at least $[________] but not more than $[_________], with an average principal balance as of the cut-off date of approximately $[________].

     o    The  mortgage  loans  have  original  terms  to  stated   maturity  of
          approximately [__] years.

     o The mortgage loans have a weighted average remaining term to stated maturity of approximately [___] months as of the cut-off date.

     o As of the cut-off date, the fixed rate mortgage loans bore interest at mortgage rates of at least [___]% per annum but no more than [___]% per annum, with a weighted average mortgage rate of approximately [___]% per annum.

     o As of the cut-off date, the adjustable rate mortgage loans bore interest at mortgage rates of at least [____]% per annum but not more than [____]% per annum, with a weighted average mortgage rate of approximately [____]% per annum. The maximum interest rates ranged from [____]% per annum to [____]% per annum, with a weighted average maximum rate of [____]% per annum, the minimum interest rates ranged from [____] % per annum to [____]% per annum with a weighted average minimum rate of [____]% per annum. The gross margins ranged from [____]% per annum to [____]% per annum with a weighted average gross margin of [____]% per annum.

     o    [Description of Index].

     o The original loan-to-value ratio of the mortgage loans was not more than [___]%, with a weighted average original loan-to-value ratio of approximately [___]%.

     Loan-to-value ratio as used in this prospectus supplement, is calculated as the original mortgage loan amount, divided by the lesser of (i) the appraised value of the related mortgaged property at origination and (ii) if the mortgage loan is a purchase money loan, the sales price of the related mortgaged property.

     The tables below describe additional statistical characteristics of the mortgage loans as of the cut-off date. All percentages are approximate and are stated by principal balance of the mortgage loans as of the cut-off date, and have been rounded in order to add to 100%. Dollar amounts and number of months have also been rounded.

                      DISTRIBUTION OF YEAR OF FIRST PAYMENT


                         NUMBER OF      AGGREGATE PRINCIPAL   % OF AGGREGATE
YEAR OF FIRST PAYMENT   MORTGAGE LOANS      BALANCE           PRINCIPAL BALANCE






Total


                                  GROSS MARGIN

RANGE OF GROSS      NUMBER OF       AGGREGATE PRINCIPAL      % OF  AGGREGATE
MARGINS(%)        MORTGAGE LOANS        BALANCE              PRINCIPAL BALANCE







      TOTAL..........



                                 MORTGAGE RATES

RANGE OF           NUMBER OF          AGGREGATE PRINCIPAL     % OF AGGREGATE
MORTGAGE RATES     MORTGAGE LOANS         BALANCE             PRINCIPAL BALANCE

%
%
%
%
%
%
%
Total


     As of the cut-off date, the weighted average mortgage rates of the mortgage loans will be [____]%.


                           CUT-OFF DATE MORTGAGE LOAN
                               PRINCIPAL BALANCES


RANGE OF CUT-OFF DATE       NUMBER OF        AGGREGATE PRINCIPAL    % OF AGGREGATE
PRINCIPAL BALANCES          MORTGAGE LOANS         BALANCE          PRINCIPAL BALANCE


Up to $50,000.00
$50,000.01-$100,000.00
$100,000.01-$150,000.00
$150,000.01-$200,000.00
$200,000.01-$250,000.00
$250,000.01-$300,000.00
$300,000.01-$350,000.00
$350,000.01-$400,000.00
$400,000.01-$500,000.00
$500,000.01-$600,000.00
$600,000.01-$700,000.00
$700,000.01-$800,000.00
$800,000.01-$900,000.01
$900,000.01-$1,000,000.00
Over $1,000,000.01
Total



     As of the cut-off date, the mortgage loan principal balances will be $[______].

                            MORTGAGED PROPERTY TYPES



                    NUMBER OF         AGGREGATE PRINCIPAL     % OF AGGREGATE
PROPERTY TYPE     MORTGAGE LOANS          BALANCE             PRINCIPAL BALANCE


Single-Family
Residence
Condominium
Two Family
Three Family
Four Family
Townhouse
Total


                              MORTGAGE LOAN PURPOSE

                          NUMBER OF      AGGREGATE PRINCIPAL    % OF AGGREGATE
PURPOSE                MORTGAGE LOANS        BALANCE          PRINCIPAL BALANCE


Refinancing
Cash-Out Refinancing
Purchase
Unknown
Total


                          MORTGAGE LOAN OCCUPANCY TYPES

                      NUMBER OF       AGGREGATE PRINCIPAL    % OF AGGREGATE
OCCUPANCY TYPE      MORTGAGE LOANS        BALANCE            PRINCIPAL BALANCE


Primary
Investment
Second Home
Total


                        MORTGAGE LOAN DOCUMENTATION TYPES

                      NUMBER OF       AGGREGATE PRINCIPAL      % OF AGGREGATE
DOCUMENTATION       MORTGAGE LOANS        BALANCE              PRINCIPAL BALANCE


Low Documentation
Full Documentation
Reduced Documentation
Streamline Refinance
Total


                             ORIGINAL TERM TO STATED
                         MATURITY OF THE MORTGAGE LOANS


                     NUMBER OF       AGGREGATE PRINCIPAL      % OF AGGREGATE
RANGE OF MONTHS     MORTGAGE LOANS        BALANCE             PRINCIPAL BALANCE





     The weighted average original term to stated maturity for the mortgage loans is [___] months.

                            REMAINING TERM TO STATED
                         MATURITY OF THE MORTGAGE LOANS

                      NUMBER OF      AGGREGATE PRINCIPAL       % OF AGGREGATE
RANGE OF MONTHS     MORTGAGE LOANS       BALANCE              PRINCIPAL BALANCE




           Total


     The weighted average remaining term to stated maturity for the mortgage loans is [___] months.

                    [INSERT GEOGRAPHICAL DISTRIBUTION TABLE]

                             ORIGINAL LOAN-TO-VALUE
                          RATIOS OF THE MORTGAGE LOANS


RANGE OF ORIGINAL         NUMBER OF          AGGREGATE        % OF AGGREGATE
LOAN-TO-VALUE RATIOS   MORTGAGE LOANS    PRINCIPAL BALANCE   PRINCIPAL BALANCE


0.00%--50.00%
50.01%-55.00%
55.01%-60.00%
60.01%-65.00%
65.01%-70.00%
70.01%-75.00%
75.01%-80.00%
80.01%-85.00%
85.01%-90.00%
90.01%-95.00%
Total


     The weighted average of the original loan-to-value ratios for the mortgage loans is [___]%.

     The weighted average of the Discount Fractions of the mortgage loans will be ___%.

     [Included below is a table showing the Credit Scores for some mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from [__] to [__], with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender at a single point in time, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, investors should be aware that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Mortgage loans typically amortize over a [__] year period. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of the prospectus supplement.]

                           [CREDIT SCORE DISTRIBUTION]


                          NUMBER OF      AGGREGATE PRINCIPAL   % OF AGGREGATE
RANGE OF NOTE MARGINS   MORTGAGE LOANS       BALANCE           PRINCIPAL BALANCE


451-500
501-550
551-600
601-650
651-700
701-750
751-800
801-850
Total


UNDERWRITING STANDARDS

GENERAL

     All of the mortgage loans included in the mortgage pool will be acquired by the depositor from the seller. The following is a brief description of the various underwriting standards and the procedures applicable to the mortgage loans.

     All one- to four-family residential mortgage loans must meet acceptable credit, appraisal and underwriting criteria as established by the seller. The seller's underwriting standards are applied in accordance with applicable state and federal laws and regulations. Underwriting guidelines are established to set acceptable criteria regarding credit history, repayment ability, adequacy of necessary liquidity, and adequacy of the collateral. These guidelines typically conform to secondary market standards, particularly for conforming loan amounts.

     Additional loan-to-value ratio guidelines are established for individual programs and loan amount ranges.

     Three general sets of underwriting guidelines are applicable to mortgage loans:

     o Standard: includes all the basic guidelines and is applied to both fixed rate and ARM products;

     o Portfolio Feature: includes specific enhanced guidelines such as slightly higher loan-to-value ratios, and 40 year terms, and is available only on ARM products; and

     o Subprime: allows for deviations from basic guidelines for credit, collateral and income stability in return for risk-based pricing premiums.

     [The mortgage loans have been originated under documentation guidelines classified as "Full Doc", "Low Doc Reduced Doc" and "Streamline Refinance Doc." The Full Doc program consists of two years of tax returns for self-employed applicants, paystubs and W-2's for salaried applicants and bank statements for verification of liquidity. The Low Doc program utilizes income as stated by the borrower in the loan application and, for certain loan-to-value ratios and loan amounts, assets as stated by the borrower. In Low Doc transactions, independent confirmation of the borrower's source of income is obtained. The Reduced Documentation program utilizes borrower paystubs and W-2 forms and a Streamline Refinance Documentation program utilizes borrower paystubs and original appraised value with a current drive-by inspection.]

     [CSFB]'s underwriting of the mortgage loans consisted of an analysis of the following applicant information:

     o    an  applicant's  income,  employment,   assets,  debts,  payments  and
          specific questions regarding credit history,

     o    an evaluation and confirmation of an applicant's credit history,

     o the adequacy and stability of an applicant's income, including a review of the documentation, verification of employment and income, an analysis of tax returns and statements of assets and liabilities.

     o calculations are made to establish the relationship between fixed expenses and gross monthly income, which are reviewed for the applicant's overall ability to repay the mortgage loan including other income sources, commitment to the property as evidenced by loan to value, other liquid resources, ability to accumulate assets and other compensating factors, and

     o the adequacy of the mortgaged property to serve as collateral for a mortgage loan, including a physical inspection of the property, an evaluation of the property's value for recent sales of comparable properties and its conformity to neighborhood standards.

     [All mortgage loans are subject to a sampling by the seller's internal Quality Assurance Department, which reviews and reverifies a statistical sampling of loans on a regular basis. All loans with loan-to-value ratios over 80% have either private mortgage insurance coverage in an amount meeting Fannie Mae and Freddie Mac requirements or a higher interest rate in lieu of private mortgage insurance.] Adequate title insurance and hazard insurance is required for all loans. From time to time, loan-to-value ratio exceptions may be made for credit worthy applicants who exhibit strong compensating factors and well supported collateral valuations.

                           THE SELLER AND THE SERVICER

GENERAL

[____________________], is the seller and servicer for all the mortgage loans in the mortgage pool.

                [ADDITIONAL SERVICER INFORMATION TO BE INCLUDED]



                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Trust will issue the following [___] classes of senior certificates:

     o    [Class A Certificates]; [and

     o    [Class R Certificates].]

     In addition to the senior certificates, the trust will also include the following [___] classes of subordinate certificates:

     o    [Class M Certificates]; and

     o    [Class B Certificates].

Only the Class A Certificates[, Class R Certificates] and Class M certificates are offered by this prospectus supplement.

     The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

     o    the mortgage loans;

     o the assets as from time to time are identified as deposited relating to the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;

     o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

     o    any  applicable   primary  mortgage   insurance  policies  and  hazard
          insurance policies; and

     o    all proceeds of any of the foregoing.

     The Class A Certificates evidence in the aggregate an initial beneficial ownership interest of approximately [___]% in the trust. The Class M Certificates and Class B Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately [___]% and [___]% respectively, in the trust.

     The Class A Certificates and the Class M Certificates will be available only in book-entry form through the facilities of The Depository Trust Company or DTC. The Class A Certificates and Class M Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess of that amount. [The Class R Certificates will be issued in registered, certificated form in minimum denominations of [__]% percentage interests.]

BOOK-ENTRY REGISTRATION

     The Class A Certificates and Class M Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. Any person acquiring an interest in any Class A Certificate and Class M Certificate will hold its certificate through DTC, if it is a participant in that system, or indirectly through organizations which are participants in that system. The Class A Certificates and Class M Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates or Class M Certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the Class A Certificates and Class M Certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the Class A Certificates and Class M Certificates, it is anticipated that the only registered certificateholder of the Class A Certificates and Class M
Certificates will be Cede, as nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, a definitive certificate, except as described in this prospectus supplement.
Beneficial owners will not be recognized by the trustee or the servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Class A Certificates and Class M Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Class A Certificates and Class M Certificates. Participants and indirect participants with which beneficial owners have accounts for the Class A Certificates and Class M Certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the Class A Certificates and Class M Certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the Class A Certificates and Class M Certificates.

     None of the depositor, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates and Class M Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the following limited conditions:

     o the depositor notifies the trustee in writing that DTC is no longer willing or able to discharge its responsibilities as depository in relation to the book-entry certificates and the trustee and the depositor are unable to locate a qualified successor;

     o    the depositor  elects to terminate the book-entry  system through DTC;
          or

     o after the occurrence of an event of default under the pooling and servicing agreement, holders of certificates evidencing at least 66 2/3% of the aggregate outstanding certificate principal balance of the certificates, advise the trustee and DTC that the use of the book-entry system through DTC is no longer in the best interests of the holders of the certificates.

     On the occurrence of any of the events described above, DTC is required to notify all DTC participants of the availability of definitive certificates. On surrender by DTC of the definitive certificates representing the Class A Certificates and Class M Certificates and on receipt of instructions from DTC for re-registration, the trustee will reissue the Class A Certificates and Class M Certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     AGGREGATE SUBORDINATE PERCENTAGE - For any date of determination, an amount equal to the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates, divided by the aggregate Principal Balances of the mortgage loans immediately prior to that date.

     AVAILABLE DISTRIBUTION AMOUNT - For any distribution date, the excess of:

     (A) the sum of:

     o the aggregate amount of scheduled payments and collections received by the servicer relating to each mortgage loan on or prior to the related determination date and not previously remitted, from any source, including amounts received from the related mortgagor, Insurance Proceeds, Liquidation Proceeds, net of related Liquidation Expenses, and condemnation awards, and amounts received in connection with the purchase of any mortgage loans by the seller or servicer and the substitution of replacement mortgage loans, and excluding interest and other earnings on amounts on deposit in or credited to the Custodial Account and the Certificate Account, and

     o the aggregate amount of monthly Advances [and Compensating Interest], required to be remitted by the servicer relating to that distribution date;

     (B)  over the sum of:

     o the aggregate amount of the servicing compensation to be paid to the servicer under the terms of the pooling and servicing agreement, including, without limitation, servicing fees, prepayment penalties, fees or premiums, late payment charges and assumption fees and any excess interest charges payable by the mortgagor by virtue of any default or other non-compliance by the mortgagor with the terms of the mortgage note or any other instrument or document executed in connection therewith or otherwise,

     o any amount representing late payments or other recoveries of principal or interest, including Liquidation Proceeds, net of Liquidation Expenses, Insurance Proceeds and condemnation awards, for any mortgage loans which the servicer has made a previously unreimbursed monthly Advance to the extent of that monthly Advance,

     o amounts representing reimbursement of nonrecoverable Advances and other amounts permitted to be withdrawn from the Custodial Account or the Certificate Account,

     o all monthly payments or portions of monthly payments, other than principal prepayments and other unscheduled collections of principal, received relating to scheduled principal and interest on any mortgage loan due after the related due period and included therein,

     o all payments due on any mortgage loan on or prior to the cut-off date and included therein, and

     o principal prepayments and other unscheduled collections of principal received after the related prepayment period and included therein.

     CERTIFICATE PRINCIPAL BALANCE - For any offered certificate as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of:

     o all amounts allocable to principal previously distributed for that certificate, and

     o any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

     CLASS B PERCENTAGE - As of any date of determination a percentage equal to 100% minus the sum of the Class A Percentage and the Class M Percentage.

     CLASS M INTEREST DISTRIBUTION AMOUNT - For any distribution date, an amount equal to:

     o one-twelfth of the product of (i) the Certificate Principal Balance for the related class of certificates immediately preceding that distribution date, multiplied by (ii) the pass-through rate for that class;

     o    minus, the sum of:

          (1) any related Prepayment Interest Shortfalls occurring during the related Prepayment Period; and

          (2) any related Relief Act Shortfalls occurring during the related due period.

     CLASS M PERCENTAGE - For any date of determination, the aggregate Certificate Principal Balances of the Class M Certificates divided by the aggregate Principal Balances of all mortgage loans immediately prior to that determination date.

     CLASS M PRINCIPAL DISTRIBUTION AMOUNT - For any distribution date, an amount equal to the lesser of (i) the Available Distribution Amount remaining after payment of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Class M Interest Amount and (ii) the product of the related Class M Percentage and the Principal Distribution Amount.

     [COMPENSATING INTEREST - The sum of the servicing fee payable to the servicer for its servicing activities and reinvestment income received by the servicer on amounts payable for that distribution date.]

     FINAL DISPOSITION - With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

     NET MORTGAGE RATE - On each mortgage loan is equal to its mortgage rate minus the servicing fee rate as described in this prospectus supplement.

     PASS-THROUGH RATE - For each class of certificates is the per annum rate at which interest accrues on that class.

     o    The  Pass-Through   Rate  for  the  Class  A,  Class  M  and  Class  R
          Certificates is equal to the per annum rate listed on page S-[__].

     o    The Pass-Through Rate for the Class B Certificates is equal to [__]%.

     PREPAYMENT INTEREST SHORTFALL - For any distribution date is equal to the aggregate shortfall if any in collections of interest, adjusted to the related Net Mortgage Rates, resulting from full or partial mortgagor prepayments of principal on the related mortgage loans during the related prepayment period less any Compensating Interest payable for that distribution date. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment. For any distribution date, any interest shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the servicer, but only to the extent such interest shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the [Stated Principal Balance] of the mortgage loans immediately preceding that distribution date and (b) the sum of the servicing fee payable to the servicer for its servicing activities and reinvestment income received by the servicer on amounts payable for that distribution date.

     PREPAYMENT PERIOD - For any distribution date is the calendar month prior to the month in which that distribution date occurs.

     PRINCIPAL BALANCE - For any mortgage loan as of any date of determination, an amount equal to the initial certificate principal balance as of the cut-off date, minus all amounts allocated to principal that have been distributed to certificateholders for that mortgage loan on or before that date, as further reduced to the extent any Realized Loss thereon has been allocated to one or more classes of certificates on or before that date.

     PRINCIPAL DISTRIBUTION AMOUNT - On any distribution date, the sum of the following:

          (1) the principal portion of all scheduled monthly payments due during the related due period on each outstanding mortgage loan, whether or not received on or prior to the related determination date;

          (2) the Principal Balance of any mortgage loan repurchased during the related Prepayment Period under the pooling and servicing agreement and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a deleted mortgage loan under the pooling and servicing agreement during the related prepayment period;

          (3) the principal portion of all other unscheduled collections, including principal prepayments in full and curtailments and amounts received in connection with a [Final Disposition] [Cash Liquidation or REO Disposition] of a mortgage loan described in clause (a)(ii)(B), Insurance Proceeds, Liquidation Proceeds; and

     any amounts allocable to principal for any previous distribution date calculated under clauses (1), (2) and (3) above that remain undistributed to the extent that such amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates.

     REALIZED LOSS - The amount determined by the servicer, in connection with any mortgage loan equal to (i) for any liquidated loan, the excess of the principal balance of the liquidated loan plus interest thereon at a rate equal to the applicable Net Mortgage Rate from the due date as to which interest was last paid up to the due date next succeeding such liquidation over proceeds, if any, received in connection with the liquidation, after application of all withdrawals permitted to be made by the servicer from the related Custodial Account for the mortgage loan, (ii) for any mortgage loan which has become the subject of a deficient valuation, the excess of the principal balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the deficient valuation, (iii) for any mortgage loan which has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on that mortgage loan, assuming that the mortgagor pays each monthly payment on the applicable due date and that no principal prepayments are received for that mortgage loan, discounted monthly at the applicable mortgage rate, or (iv) the amount of any reduction by the servicer to the principal balance of that mortgage loan under the pooling and servicing agreement as a result of a default or imminent default.

     RELIEF ACT SHORTFALL - For any distribution date and any mortgage loan, is the amount of any interest that is not collectible from the mortgagor during the related due period under the Relief Act or similar legislation or regulations as in effect from time to time.

     SENIOR CUMULATIVE INTEREST SHORTFALL AND CLASS M CUMULATIVE INTEREST SHORTFALL - For any distribution date, an amount equal to (i) any portion of the related Senior Interest Distribution Amount or Class M Interest Distribution Amount, as applicable, that was not distributed to the Holders of the related Senior Certificates or the Holders of Class M Certificates, as applicable, on any preceding Distribution Date less (ii) any amount described in clause (i) hereof that is included in a Realized Loss that has been allocated to the holders of

Class A Certificates, Class R Certificates or Class M Certificates on or prior to that distribution date.

     SENIOR INTEREST DISTRIBUTION AMOUNT - For each distribution date an amount equal to: one-twelfth of the product of the Certificate Principal Balance for the related class of Class A Certificates immediately preceding that distribution date, multiplied by the pass-through rate on that class, provided that if the Available Distribution Amount is insufficient to make the full distributions of interest referred to in this clause, the Available Distribution Amount shall be distributed to the Class A Certificates and the Class R Certificates pro rata based on the full amounts allocable to that class.

     SENIOR PERCENTAGE - As of any date of determination a percentage equal to the lesser of (a) 100% and (b) the aggregate Certificate Principal Balance of the [Class A Certificates and Class R Certificates], immediately prior to that distribution date divided by the aggregate Principal Balance of all of the mortgage loans immediately prior to that distribution date.

     SENIOR PRINCIPAL DISTRIBUTION AMOUNT - On any distribution date, an amount equal to the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount has been distributed and
(b) the Senior Percentage times the Principal Distribution Amount.

DISTRIBUTIONS

     Distributions on the offered certificates will be made by the trustee on the [__] day of each month or, if that day is not a business day, then the next succeeding business day, commencing in [______ 200_]. Distributions on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the day prior to each distribution date or, if the certificates are no longer DTC registered certificates, on the record date. See "Description of the Securities--Distributions" in the prospectus. Distributions will be made by check or money order mailed, or on the request of a certificateholder owning [Class A Certificates] having denominations, aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person entitled to the distribution, which, in the case of DTC registered certificates, will be DTC or its nominee, as it appears on the trustee's register in amounts calculated as described in this prospectus supplement on the determination date. However, the final distribution relating to the certificates will be made only on presentation and surrender of the certificate at the office or the agency of the trustee specified in the notice to certificateholders of the final distribution. A business day is any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the states of [__________] and [_______] are required or authorized by law to be closed.

INTEREST DISTRIBUTIONS

     Holders of each class of Class A Certificates [and each class of Class R Certificates], will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Class A Certificates [and Class R Certificates] entitled to interest distributions.

     Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date after distributions of interest and principal to the Class A Certificates [and Class R Certificates], and reimbursements for some Advances to the servicer.

     Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

     [However, on any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the servicer, but only to the extent those Prepayment Interest
Shortfalls  do  not  exceed  the  amount  of  the  servicing  fee  due  on  that distribution date. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the servicer from servicing compensation or otherwise. No assurance can be given that the servicing compensation will be sufficient to cover the shortfalls on any distribution date. Prepayment Interest Shortfalls will be allocated to all certificates from which the shortfall arose, based on interest accrued on those classes for that distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.]

     If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Class A Certificates [and Class R Certificates] for that distribution date, the shortfall will be allocated among the holders of all classes of Class A Certificates [and Class R Certificates] in proportion to the respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in the definition of Available Distribution Amount preceding paragraph, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

     These shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the preceding paragraph for Prepayment Interest Shortfalls resulting from prepayments in full.

As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Certificate Principal Balance of that class.

PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES, CLASS M CERTIFICATES AND CLASS R CERTIFICATES

     Distributions of principal in an amount equal to the Senior Principal Distribution Amount on the Class A Certificates [and Class R Certificates] on each distribution date will be made to the Class A Certificates [and Class R Certificates], after distribution of the Senior Interest Distribution and any Senior Cumulative Interest Shortfall Amount, pro rata, in reduction of their Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

     Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after:

     o the sum of the Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount is distributed,

     o reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "Advances," and

     o the aggregate amount of Accrued Certificate Interest required to be distributed to the class of Class M Certificates on that distribution date is distributed to those Class M Certificates,

a distribution allocable to principal equal to the Class M Principal Distribution Amount in reduction of their Certificate Principal Balance until the Certificate Principal Balances of the Class M Certificates has been reduced to "zero."

REMAINING DISTRIBUTIONS

     Any amounts remaining after the distributions to the Class A, [Class R] and Class M Certificateholders on any distribution date shall be paid to the holders of the Class B Certificates and Class R Certificates in accordance with the terms of the Pooling Agreement.

ASSIGNMENT OF MORTGAGE LOANS

     On the closing date, the seller will transfer to the depositor and the depositor will in turn transfer to the trust, all of its right, title and interest in and to each mortgage loan, the related mortgage note and other related documents contained in the mortgage file, including all payments received after the cut-off date, except payments that represent scheduled principal and interest on the mortgage loans due on or before [_______] 1, 200_. Each mortgage loan transferred to the trust will be identified on a schedule and the schedule will be delivered to the trustee under the pooling and servicing agreement. The mortgage loan schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information regarding the mortgage rates on the mortgage loans.

     The servicer and the seller, respectively, will make representations and warranties regarding its ability to service and sell the mortgage loans. The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the trustee regarding each mortgage loan. In addition, the seller will represent and warrant, as of the closing date, that, among other things (i) the seller has transferred or assigned to the depositor all of its right, title and interest in each mortgage loan and mortgage file, free of any lien, and (ii) each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws. Under the pooling and servicing agreement, the seller will, on discovery of a breach of any representation and warranty which materially and adversely affects the interest of the certificateholders in the related mortgage loans and mortgage files, have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, or 120 days if the seller is diligently pursuing a cure, the seller will be obligated to (i) substitute for the defective mortgage loan a replacement mortgage loan if the substitution is within two years of the closing date or
(ii) purchase the defective mortgage loan from the trust at a price equal to the outstanding principal balance of the defective mortgage loan as of the date of purchase, plus unpaid interest thereon from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, plus the amount of any unreimbursed servicing advances made by the servicer.

ALLOCATION OF LOSSES; SUBORDINATION

     The subordination provided to the senior certificates by the Class B Certificates and Class M Certificates and the subordination provided to each of the Class M Certificates by the Class B Certificates and will cover Realized Losses on the mortgage loans. Realized Losses will be allocated as follows:

     o    first, to the Class B Certificates; and

     o    second, to the Class M Certificates,

in each case until the certificate principal balance of the class of certificates has been reduced to zero; and thereafter, Realized Losses among all the remaining classes of [Class A Certificates and Class R Certificates] on a pro rata basis, until the Certificate Principal Balances of the [Class A Certificates and the Class R Certificates] has been reduced to zero.

     Investors in the Class A Certificates and Class R Certificates should be aware that the certificate principal balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the mortgage loans. Therefore, the allocation to the Class M Certificates and Class B Certificates of realized losses on the mortgage loans will reduce the subordination provided to the Class A Certificates and Class R Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that realized losses may be allocated to any class of the Class A Certificates and Class R Certificates.

     Any allocation of a Realized Loss to a certificate will be made by reducing:

     o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of the class has been reduced to zero, and

     o the Accrued Certificate Interest for that certificate, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

     In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priorities described under "--Principal Distributions on the Senior Certificates" and any class of Class M Certificates with a higher payment priority.

     In order to maximize the likelihood of distribution in full of each Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount, on each distribution date, holders of the Class A Certificates and Class R Certificates have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy each Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount. Similarly, and holders of the Class M Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates.

     An allocation of a Realized Loss on a pro rata basis among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon for that distribution date in the case of an allocation of the interest portion of a Realized Loss.

     The application of the Senior Accelerated Prepayment Percentage, when it exceeds the Senior Percentage, to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related senior certificates relative to the actual amortization of the mortgage loans. To the extent that the senior certificates are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by the senior certificates in the trust will be decreased, with a corresponding increase in the interest in the trust evidenced by the Class M Certificates and Class B Certificates, thereby increasing, relative to their respective certificate principal balances, the subordination afforded the senior certificates by the Class M Certificates and the Class B Certificates collectively.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer will be entitled to receive each month a servicing fee equal to one-twelfth of the per annum rate established for each mortgage loan as the servicing fee rate on the Principal Balance of each mortgage loan. The servicing fee relating to each mortgage loan will be retained by the servicer from payments and collections, including Insurance Proceeds and Liquidation Proceeds, for that mortgage loan. The servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Custodial Account, all default charges and all prepayment, late payment and assumption fees and other fees payable by the mortgagor under the related mortgage note.

     The servicer will pay all expenses incurred in connection with its responsibilities under the pooling and servicing agreement, including all fees and expenses payable to any subservicer and the various expenses discussed in the prospectus. See "Description of the Certificates--Servicing by Unaffiliated Sellers" in the prospectus.

ADVANCES

     Prior to each distribution date, the servicer is required to make Advances of monthly payments which were due on the mortgage loans on the immediately preceding due date and delinquent on the business day next preceding the related determination date.

     These Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the certificates. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to the application of the Relief Act or similar legislation or regulations. Any failure by the servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default, in which case the trustee, as successor servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

     All Advances will be reimbursable to the servicer on a first priority basis from either (i) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (ii) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the certificates. The effect of these provisions on the Class M Certificates is that, for any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for the Advance will be borne first by the holders of the Class B Certificates, and then by the holders of the class of Class M Certificates to the extent of the amounts otherwise distributable to them, except as provided above.

OPTIONAL TERMINATION

     The servicer will have the option, on any distribution date on which the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the offered certificates. Any purchase of mortgage loans and other assets of the trust shall be made at a price equal to the sum of
(a) 100% of the unpaid principal balance of each mortgage loan as of the date of repurchase plus (b)
accrued interest on each mortgage loan at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed. Distributions on the certificates relating to any optional termination will be paid, first, to the Class A Certificates and the Class R Certificates, pro rata, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates.

     On presentation and surrender of the offered certificates in connection with the termination of the trust under the circumstances described above, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of that class plus interest thereon at the then-applicable pass-through rate, plus any previously unpaid interest, reduced, as described above, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

THE TRUSTEE

     The trustee, [________________________], has its corporate trust offices at [_______________________]. The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. In these circumstances, the depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The pooling and servicing agreement requires the trustee to maintain, at its own expense, an office or agency in New York City where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar relating to the certificates under the pooling and servicing agreement may be served.

     The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee.

     The trustee will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

FACTORS AFFECTING PREPAYMENTS AND DEFAULTS ON THE MORTGAGE LOANS

     The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

     The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. The rate of prepayments on mortgage loans is also influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. In general, if interest rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans are likely to be subject to a higher incidence of prepayment. On the other hand, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans are likely to be subject to a lower incidence of prepayment. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates.

     The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment penalty, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics."

     Investors in the offered certificates should consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of low prevailing interest rates. During these periods, the effective interest rates on securities in which an investor in the offered certificates may choose to reinvest amounts received as principal distributions on the offered certificates may be lower than the interest rate borne by the certificates. On the other hand, slow rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates may coincide with periods of high prevailing interest rates. During these periods, the amount of principal distributions available to an investor in the offered certificates for reinvestment at the high prevailing interest rates may be relatively low.

     All of the mortgage loans will contain due-on-sale clauses. The sale of mortgaged properties encumbered by non-assumable mortgage loans will result in the prepayment of the mortgage loans and a corresponding decrease in the weighted average life of the applicable class of offered certificates. See "Maturity and Prepayment Considerations" in the prospectus.

     The mortgage loans have been originated with underwriting standards that are less stringent than underwriting standards employed by Freddie Mac and Fannie Mae and, as a result, may experience a higher rate of default than mortgage loans originated with more stringent underwriting standards. In addition, there is significant geographic concentration in the mortgage pool, which could also increase the risk of loss on the Mortgage loans. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement

     The assumed scheduled final distribution date for the offered certificates is [________] 20__ which is the distribution date occurring in the month following the month in which the latest stated maturity of any mortgage loan in the mortgage pool.

     No event of default, change in the priorities for distribution among the classes or other provision under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any offered certificates on or before its assumed final distribution date.

MODELING ASSUMPTIONS

     For purposes of preparing the table below, indicating the percentage of initial Certificate Principal Balance outstanding and the weighted average life of the offered certificates under various prepayment scenarios, the following assumptions have been made:

     the mortgage loans consist of the following characteristics:

                                         MORTGAGE LOANS

         Aggregate principal balance               $
         Weighted Average Mortgage Rate            %
         Servicing Fee Rate                        %
         Original term to maturity
         (months)
         Remaining term to maturity
         (months)


     (1)  there are no repurchases of the mortgage loans;

     (2)  the certificates will be purchased on [___________, 20__];

     (3) distributions on the certificates will be made on the 19th day of each month, commencing in [___________, 20__];

     (4) no mortgage loan is delinquent and there are no Realized Losses while the certificates are outstanding;

     (5) there are no Prepayment Interest Shortfalls or shortfalls of interest with regard to the mortgage loans;

     (6)  there is no optional termination of the trust by the servicer.

     These modeling assumptions have been based on the weighted average characteristics of the mortgage loans. The actual characteristics of many of the mortgage loans may vary significantly from these modeling assumptions.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A 100% prepayment assumption assumes a constant prepayment rate of 0.0% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirteenth month. Beginning in the thirteenth month and in each month thereafter during the life of the mortgage loans, a 100% prepayment assumption assumes a constant prepayment rate of 6.0% per annum each month. As used in the table below, a 0% prepayment assumption assumes prepayment rates equal to 0% of prepayment assumption, no prepayments. Correspondingly, a 100% prepayment assumption assumes prepayment rates equal to 100% of prepayment assumption, and so forth. Prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

     The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables shown below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at the same rate until maturity. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentage of initial Certificate Principal Balance outstanding over time and the weighted average life of the offered certificates.

               [TABLES REGARDING CLASS M CERTIFICATES TO BE ADDED]

                         FEDERAL INCOME TAX CONSEQUENCES

     Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, has filed with the depositor's registration statement an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will qualify as a REMIC under the Internal Revenue Code.

     For federal income tax purposes:

     o the Class R Certificates will constitute the sole class of "residual interests" in the related REMIC, and

     o each class of Class A Certificates, Class M Certificates and Class B Certificates will represent ownership of "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

     See "Federal Income Tax Consequences--REMIC Trust Funds" in the prospectus.

     For federal income tax reporting purposes, the [Class [__] Certificates will] [the Class [__] Certificates may] [and Class [__] Certificates will not] be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to [100]% of the prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--General" and "--REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

     In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the certificateholders and the IRS.

     Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize this premium. See "Federal Income Tax Consequences--REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates" and "--Market Discount and Premium" in the prospectus.

     The [offered certificates] will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code to the extent that the Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates, other than the Principal Only Certificates, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, regardless of the treatment, any repurchase of a certificate pursuant to the right of the servicer or the depositor to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Description of the Certificates--Termination" and "Federal Income Tax Consequences--REMIC Trust Funds--Classification of REMIC Trust Funds" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS R CERTIFICATES

     The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of the Class R Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class R Certificates. In addition, the REMIC regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to United States persons. The pooling and servicing agreement includes other provisions regarding the transfer of Class R Certificates, including (i) the requirement that any transferee of a Class R Certificate provide an affidavit representing that the transferee (a) is not a disqualified organization, (b) is not acquiring the Class R Certificate on behalf of a disqualified organization and (c) will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Class R Certificate, (ii) a provision that any transfer of a Class R Certificate to a disqualified person shall be null and void and (iii) a grant to the servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class R Certificate that shall become owned by a disqualified organization despite (i) and (ii) above. In addition, under the pooling and servicing agreement, the Class R Certificates may not be transferred to non-United States persons.

     The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class R Certificates. All transfers of the Class R Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. See "Federal Income Tax Consequences--REMIC Trust Funds--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

     The Class R Certificateholders may be required to report an amount of taxable income for the earlier accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Class R Certificateholders from the REMIC for those periods. Furthermore, the tax on that income may exceed the cash distributions for those periods.

Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate or possibly later under the "wash sale" rules of
Section 1091 of the Internal Revenue Code may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

     An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Class R Certificate may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Federal Income Tax Consequences--REMIC Trust Funds--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Servicing Fees" in the prospectus.

     The seller will be designated as the "tax matters person" for the REMIC as defined in the REMIC Provisions, and in connection therewith will be required to hold not less than 0.01% of the Class R Certificates.

     Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Class R Certificates. For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Federal Income Tax Consequences--REMIC Trust Funds--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations which make modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will be effective for payments made after [December 31, 200_], subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

                             METHOD OF DISTRIBUTION

     In accordance with the terms and conditions of an underwriting agreement, dated [__________], 200_, Credit Suisse First Boston Corporation has agreed to purchase and the depositor has agreed to sell the Class A Certificates and the Class M Certificates, [except that a de minimis portion of the Class R Certificates will be retained by [____________]]. The certificates being sold to the underwriter are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about [________, 200_], against payment therefor in immediately available funds. It is expected that the Class R Certificates will be available for delivery at the office of the underwriter, against payment therefor in immediately available funds.

     In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of the underwritten certificates are purchased thereby.

     The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the underwritten certificates is conditioned upon, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriter may effect the transactions by selling the certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of any underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately [___]% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest from the cut-off date. The underwriter will sell the underwritten certificates, other than the Class R Certificates, to the seller.

     The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

     The primary source of information available to investors concerning the underwritten certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the certificates will be passed on for the depositor and the underwriter by [Orrick, Herrington & Sutcliffe LLP, New York, New York]. Legal matters relating to the seller and the servicer will be passed on by [_____________________].

                                     RATINGS

     It is a condition to the issuance of the Class A Certificates, other than the Principal Only Certificates, and the Class R Certificates, that they be rated "AAA" by [___________________] and [__________________]. It is a condition to the issuance of the Class M Certificates that they be rated not lower than "[_____]," "[_____]"and "[_____]," respectively, by [__________].

     The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which the certificateholders are entitled. The rating process addresses the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which any prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield.

     [The "r" of the "AAAr" rating of the Principal Only Certificates by _____________ is attached to highlight derivative, hybrid, and other obligations that ______________ believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of these obligations are:

     o securities whose principal or interest return is indexed to equities, commodities, or currencies
     o    certain swaps and options; and
     o    interest only and principal only mortgage securities.

     The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.]

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement for the offered certificates.

                                LEGAL INVESTMENT

     The [Class A Certificates and Class M Certificates] will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the Rating Agencies, and, as such, are legal investments for entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

     The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

     Any ERISA plan, any insurance company, whether through its general or separate accounts or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--Plan Assets Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

     The purchase or holding of the offered certificates, other than the Class M Certificates or the Class R Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the underwriter's prohibited transaction exemption, as described under "ERISA Considerations--Underwriter's PTE" in the prospectus. However, the exemption contains a number of conditions which must be met for the exemption to apply, including the requirement that the ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     [Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal advisors for the applicability of Section 401(c) of ERISA, as described under "ERISA Considerations--Insurance Company General Accounts" in the prospectus. The DOL issued final regulations under Section 401(c) on January 4, 2000, but these final regulations are not applicable until July 5, 2001.]

     Because the exemptive relief afforded by the exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Class M Certificates, no Class M Certificate or any interest therein may be acquired or held by any ERISA plan, any trustee or other person acting on behalf of any ERISA plan, or any other person using ERISA plan assets to effect the acquisition or holding - a plan investor - unless:

     o    the acquirer or holder is an insurance company,

     o the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account" as defined in U.S. Department of Labor Prohibited Transaction Class Exemption 95-60, and

     o    the conditions Sections I and III of PTCE 95-60 have been satisfied.

     Each beneficial owner of a Class M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of the certificate or interest therein, that either (i) it is not a Plan Investor or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account" as the term is defined in PTCE 95-60, and (3) the conditions listed in Sections I and III of PTCE 95-60 have been satisfied.

     If any Class M Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

     Investors in the Class M Certificates are urged to obtain from a transferee of those certificates a certification of the transferee's eligibility to purchase the certificates in the form of the representation letter attached as Annex I to this prospectus supplement.

     Because the exemptive relief afforded by the exemption or any similar exemption that might be available also will not likely apply to the purchase, sale or holding of the Class R Certificates, transfers of those certificates will not be registered by the trustee unless the transferor provides the depositor and the trustee with a certification that the transferee is not a ERISA plan investor.

     Any fiduciary of an ERISA plan considering whether to purchase any offered certificate should consult with its own counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to its specific circumstances, prior to making an investment in the certificates. Moreover, each ERISA plan fiduciary should determine whether, under the general fiduciary standards of investment procedure and diversification, an investment in the offered certificate is appropriate for the ERISA plan, taking into account the overall investment policy of the ERISA plan and the composition of the ERISA plan's investment portfolio.

     In addition, any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to:
(i) whether the specific and general conditions and the other requirements in the exemption or any other exemption would be satisfied, or whether any other prohibited transaction exemption would apply; and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

     The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                     ANNEX I

                           ERISA REPRESENTATION LETTER

                                     [date]

--------------------------
--------------------------
--------------------------

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010
Attention: General Counsel

--------------------------
--------------------------
--------------------------

       Re:  [__________________________]
            Mortgage-Backed Pass-Through Certificates, Series 200_-__, Class M-

Dear Ladies and Gentlemen:

     [__________________________], (the "Purchaser") intends to purchase from [______], (the "Seller") $[____________________] initial Certificate Principal Balance of the above-referenced certificates (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [_______] 1, 200_, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), [__________________________]., as seller and servicer (the "Company") and
[________________________], as trustee (the "Trustee"). All terms used in this prospectus supplement and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

     The Purchaser hereby certifies, represents and warrants to, and covenants with the Depositor, the Company and the Trustee, either:

          (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the U.S. Department of Labor ("DOL") regulation at 29 C.F.R.ss.2510.3-101; or

          (b) The Purchaser is an insurance company, the source of funds to be used by which to purchase the Certificates is an "insurance company general account" (as such term is defined in

     DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Company and the Trustee that the Purchaser will not transfer the Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.

                                Very truly yours,




                                By:________________________________



                                Name:______________________________



                                Title:_____________________________

                                [_______________]

                                  $___________

                    Mortgage-Backed Pass-Through Certificates

                                 Series 200_-___

                              Prospectus Supplement

                                  CREDIT FIRST

                                  SUISSE BOSTON

                                   Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until [____________________, 200_].